July 27, 2012

Tommy W. Folsom

2014 Patricia Drive

Carlsbad, NM 88220

Re: Amendment to Employment Agreement

Dear Mr. Folsom:

This letter will serve to amend the Employment Agreement ("Employment Agreement"), dated as of September 26, 2011, between you and Red Mountain Resources, Inc.

1. The introduction of Section 3 of the Employment Agreement is hereby amended and restated to read as follows:

"Duties and Responsibilities Capacity. During the Term, the Executive shall serve in the capacity of Executive Vice President and Director of Exploration and Production of the Company's wholly owned subsidiary, RMR Operating, LLC, subject to the supervision of the Company's Chief Executive Officer and the Board of Directors of the Company (the "Board").

Except as amended herein, all other provisions of the Employment Agreement shall remain in full force and effect.

Please sign this letter in the place below to confirm your agreement.

Sincerely,

RED MOUNTAIN RESOURCES, INC.

By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer

AGREED TO:

/s/ Tommy W. Folsom
Tommy W. Folsom

Red Mountain Resources, Inc.

2515 McKinney Avenue, Suite 900
Dallas, TX 75201

415 West Wall Street, Suite 1310
Midland, TX 79701

1720 Kaliste Saloom Road, Suite D1
Lafayette, LA 70508

214.871.0400 Phone
214.871.0406 Fax

REDMOUNTAINRESOURCES.COM